Exhibit 99.1

   First Sentinel Reports First Quarter 2004 Earnings and Declares Quarterly
                                 Cash Dividend

      WOODBRIDGE, N.J., April 23 /PRNewswire-FirstCall/ -- First Sentinel Bancorp, Inc. (Nasdaq: FSLA), ("First Sentinel" or the "Company"), parent company of First Savings Bank (the "Bank"), reported basic and diluted earnings per share of $0.23 and $0.22, respectively, for the first quarter of 2004, compared with first quarter 2003 basic and diluted earnings per share of $0.26 and $0.24, respectively. The Company reported net income of $6.0 million for the current quarter, compared with $6.8 million for the same period in 2003. Annualized return on average equity was 10.41% for the three months ended March 31, 2004, compared with 12.80% for the same period in 2003. Annualized return on average assets was 1.10% for the first quarter of 2004, compared to 1.21% for the same period in 2003.

      Results of Operations

      Net interest income totaled $14.9 million for the quarter ended March 31, 2004 compared with $15.0 million for the same period in 2003. Interest income decreased $2.2 million, or 7.7%, to $26.6 million for the three months ended March 31, 2004, from $28.8 million for the comparable 2003 period. The average balance of loans increased $1.2 million, or 0.1%, to $1.2 billion for the first quarter of 2004, compared with the first three months of 2003. Interest income on loans, however, decreased $1.4 million, or 7.1%, reflecting the decline in market interest rates, as the average yield on loans declined 45 basis points to 5.79%. Average investment and mortgage-backed securities, including Fed funds sold and investments in Federal Home Loan Bank stock, decreased $57.4 million, or 6.1%, to $879.9 million for the quarter ended March 31, 2004, compared with the same period last year. Income on such investments declined $852,000 due to both the decline in the average balance and the decline in average yield of 12 basis points to 3.97% for the first quarter of 2004.

      Interest expense decreased $2.1 million, or 15.2%, to $11.7 million for the three months ended March 31, 2004, from $13.8 million for the comparable 2003 period. Interest expense on deposits declined $1.8 million, or 29.4%, to $4.4 million for the first quarter of 2004, compared with the same period in 2003, as a result of lower market interest rates and a shift in deposit composition, from higher-costing certificates of deposit into lower-priced core deposit accounts. Interest expense on certificates of deposit decreased $1.3 million, or 30.9%, during the first quarter of 2004 compared with 2003. The average balance of certificates of deposit declined $83.5 million, or 14.0%, for the quarter ended March 31, 2004, compared with the same period in 2003, while the average rate paid on certificates decreased 55 basis points to 2.26%. Interest expense on core deposits, consisting of checking, savings and money market accounts, decreased $539,000, or 26.2%, to $1.5 million for the quarter ended March 31, 2004, compared with the same period in 2003. Average core deposits increased $36.7 million, or 4.6%, to $826.5 million for the three months ended March 31, 2004, compared with the same period of 2003. Within these core accounts, average non-interest bearing deposits grew $6.0 million, or 8.2%, to $79.0 million for the first quarter of 2004 compared with 2003. The ratio of average core deposits to total deposits improved to 62% for the three months ended March 31, 2004, from 57% for the same period in 2003. The average rate paid on all core deposits declined to 0.74% for the quarter ended March 31, 2004, from 1.04% for the same period of 2003. Average deposits for the first quarter of 2004 were impacted by the sale of $38.9 million in deposits along with the Company's Lawrenceville, New Jersey branch in December 2003.

      Interest expense on borrowed funds declined $736,000, or 9.8%, to $6.8 million for the first quarter of 2004, compared with the same period in 2003. Average borrowings decreased $16.5 million, or 2.7%, while the average cost of borrowed funds declined 36 basis points to 4.65% for the quarter ended March 31, 2004. The decline in interest expense on borrowed funds was partially offset by the reclassification to interest expense from non-interest expense of $477,000 in costs associated with the Company's subordinated debentures. Such reclassification was a result of the Company's adoption of revised FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," on December 31, 2003, which required deconsolidation of the subsidiary trusts formed in connection with the Company's issuance of preferred capital securities. The Company's net interest margin increased five basis points to 2.82% for the first quarter of 2004, from 2.77% for the first quarter of 2003. Net interest margin increased ten basis points from 2.72% for the fourth quarter of 2003. Interest rate spread was 2.53% for the first quarter of 2004, compared with 2.43% for the first quarter of 2003 and 2.42% for the fourth quarter of 2003.

      First Sentinel did not record a provision for loan losses during the quarters ended March 31, 2004 and 2003, as a result of stable loan portfolio size and asset quality. The reserve balance of $12.8 million at March 31, 2004 represented 1.03% of total loans and more than nine times non-performing loans. Total non-performing assets decreased to $1.3 million at March 31, 2004, from $1.4 million for the comparable 2003 period. The ratio of non-performing assets to total assets was 0.06% at March 31, 2004 and 2003.

      Non-interest income decreased $537,000 to $1.9 million for the quarter ended March 31, 2004, from $2.4 million for the same period in 2003. The first quarter of 2004 included net gains on sales of loans and securities totaling $363,000, compared with $893,000 for the first quarter of 2003. During the quarter ended March 31, 2003, the Company recognized gains on the sale of higher coupon mortgage-backed securities that demonstrated a significant propensity to prepay, as well as several corporate debt obligations.

      Non-interest expense increased $408,000, or 5.8%, to $7.5 million for the quarter ended March 31, 2004, compared with 2003, primarily as a result of increased compensation costs and merger-related charges, partially offset by the reclassification of expense associated with the Company's subordinated debentures to interest expense.

      Financial Condition

      Total assets decreased $28.2 million from December 31, 2003, to $2.2 billion at March 31, 2004. Loans receivable, net increased $12.1 million from December 31, 2003, to $1.2 billion at March 31, 2004. Originations during the first quarter of 2004 were $101.1 million, compared with $157.0 million for the fourth quarter of 2003 and $182.2 million during the first quarter of 2003. The loan pipeline, consisting of loan applications in the process of approval, amounted to $102.1 million at March 31, 2004. Of the total loan portfolio at March 31, 2004, 1-4 family mortgage loans comprised 59.8%, home equity loans comprised 9.3% and commercial real estate, multi-family and construction loans comprised 30.1%.

      Investment and mortgage-backed securities available for sale decreased $34.7 million, or 4.2%, during the quarter ended March 31, 2004, to $794.5 million. Proceeds from sales, calls and prepayments of securities during the quarter were used to repay borrowed funds, which decreased $41.0 million, or 6.9%, to $550.5 million at March 31, 2004.

      Total deposits increased $6.4 million, or 0.5%, during the 2004 quarter to $1.3 billion. Core deposit growth of $16.5 million was partially offset by managed certificate of deposit run-off of $10.1 million.

      Stockholders' equity increased $7.8 million, or 3.4%, to $235.3 million during the first three months of 2004. Stated and tangible book value per share at March 31, 2004, were $8.62 and $8.49, respectively.

      Declaration of Quarterly Dividend

      The Board of Directors also announced that it has approved a regular quarterly cash dividend of $0.105 per common share. The dividend will be paid on May 28, 2004 to stockholders of record as of the close of business on May 14, 2004.

      First Savings Bank operates through 22 branch offices in Middlesex, Monmouth, Somerset and Union Counties, New Jersey.

      Statements contained in this news release that are not historical fact are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a large number of factors. Factors that may cause a difference include, but are not limited to, changes in interest rates, economic conditions, deposit and loan growth, real estate values, loan loss provisions, competition, customer retention, changes in legislation and regulation, or the inability to complete the merger with Provident Financial Services, Inc., as and when expected. First Sentinel Bancorp assumes no obligation for updating any such forward-looking statements at any time.


    FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
    Consolidated Statements of Financial Condition
    (In thousands, except share data)
                                                March 31,         December 31,
                                                    2004                 2003
                                              (unaudited)
    Assets
    Cash and due from banks                      $32,169              $16,007
    Federal funds sold                            41,500               59,800
     Total cash and cash equivalents              73,669               75,807
    Federal Home Loan Bank of New York
     (FHLB-NY) stock, at cost                     19,523               21,075
    Investment securities available for sale     101,859              106,459
    Mortgage-backed securities available for
     sale                                        692,652              722,794
    Loans receivable, net                      1,222,862            1,210,721
    Interest and dividends receivable              9,159                9,282
    Premises and equipment, net                   14,847               15,160
    Core deposit intangibles                       3,520                3,730
    Other assets                                  38,359               39,642
     Total assets                             $2,176,450           $2,204,670

    Liabilities and Stockholders' Equity

    Liabilities
    Deposits                                  $1,346,240           $1,339,858
    Borrowed funds                               550,457              591,500
    Subordinated debentures                       25,774               25,774
    Advances by borrowers for taxes
     and insurance                                 9,780                9,519
    Other liabilities                              8,857               10,445
     Total liabilities                         1,941,108            1,977,096

    Stockholders' Equity
    Preferred Stock; authorized 10,000,000
     shares; issued and outstanding - none             -                    -
    Common Stock, $.01 par value, 85,000,000
     shares authorized; 43,106,742 and
     27,290,078 shares issued and outstanding
     at 3/31/04 and 43,106,742 and 27,251,064
     shares issued and outstanding at 12/31/03       430                  430
    Paid-in capital                              209,530              208,523
    Retained earnings                            169,893              166,902
    Accumulated other comprehensive income         7,327                4,059
    Treasury stock                              (150,115)            (150,571)
    Common Stock acquired by the Employee
     Stock Ownership Plan (ESOP)                  (8,257)              (8,486)
    Common Stock acquired by the Recognition
     and Retention Plan (RRP)                       (209)                (280)
    Common Stock acquired by the Directors'
     Deferred Fee Plan (DDFP)                     (2,858)              (2,768)
    DDFP Transition differential                  (7,674)              (7,674)
    Deferred Compensation DDFP                    17,275               17,439
     Total stockholders' equity                  235,342              227,574
     Total liabilities and stockholders'
      equity                                  $2,176,450           $2,204,670


    FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
    Consolidated Statements of Income
    (Dollars in thousands, except share data) (Unaudited)

                                                  Quarter Ended March 31,
                                                 2004                2003
    Interest income:
    Loans                                     $17,827             $19,193
    Investment and mortgage-backed
     securities available for sale              8,736               9,588
      Total interest income                    26,563              28,781

    Interest expense:
    Deposits:
    NOW and money market demand                 1,061               1,336
    Savings                                       458                 722
    Certificates of deposit                     2,888               4,180
     Total interest expense - deposits          4,407               6,238
    Borrowed funds                              6,796               7,532
    Subordinated debentures                       477                  --
     Total interest expense                    11,680              13,770

     Net interest income                       14,883              15,011
    Provision for loan losses                      --                  --
     Net interest income after provision
      for loan losses                          14,883              15,011

    Non-interest income:
    Fees and service charges                    1,030                 888
    Net gain on sales of loans and
     securities                                   363                 893
    Income on Bank Owned Life Insurance           394                 398
    Other income                                   99                 244
     Total non-interest income                  1,886               2,423

    Non-interest expense:
    Compensation and benefits                   4,385               3,852
    Occupancy                                     642                 646
    Equipment                                     538                 428
    Advertising                                   129                 255
    Federal deposit insurance                      54                  58
    Amortization of core deposit intangibles      210                 210
    Distributions on preferred capital
     securities                                    --                 472
    General and administrative                  1,278               1,171
    Merger-related                                264                  --
     Total non-interest expense                 7,500               7,092

     Income before income tax expense           9,269              10,342

    Income tax expense                          3,238               3,494

     Net income                                $6,031              $6,848

    Basic earnings per share                    $0.23               $0.26

    Weighted average shares outstanding
     - Basic                               26,334,868          25,961,314

    Diluted earnings per share                  $0.22               $0.24

    Weighted average shares outstanding
     - Diluted                             27,881,458          27,652,037


    FIRST SENTINEL BANCORP, INC. AND SUBSIDIARIES
    Consolidated Average Statements of Financial Condition
    (Dollars in thousands)

                                         Quarter Ended March 31,
                                  2004                          2003
                         Average           Average    Average          Average
                         Balance Interest   Yield     Balance Interest  Yield
                                            /Cost                       /Cost
    Assets
    Interest-earning
     assets:
    Federal funds sold  $24,857     $58     0.93%      $34,354    $101   1.18%
    Investment
     securities
     available for
     sale (1)           127,297   1,249     3.92       131,618   1,644    5.00
    Mortgage-backed
     securities availa-
     ble for sale       727,786   7,429     4.08       771,408   7,843    4.07
     Total investments  879,940   8,736     3.97       937,380   9,588    4.09

    Mortgage loans    1,108,135  16,206     5.85     1,103,789  17,353    6.29
    Home equity loans    61,407     942     6.14        62,892   1,074    6.83
    Home equity lines
     of credit           51,995     526     4.05        48,278     562    4.66
    Other loans           9,632     153     6.35        15,057     204    5.42
     Total loans      1,231,169  17,827     5.79     1,230,016  19,193    6.24

    Total interest-
     earning assets   2,111,109  26,563     5.03     2,167,396  28,781    5.31
    Non-interest
     earning assets      86,968                         95,069
     Total assets    $2,198,077                     $2,262,465


    Liabilities and
     Stockholders'
     Equity
    Interest-bearing
     liabilities:
    NOW and money
     market accounts   $526,594  $1,061     0.81%    $491,108  $1,336    1.09%
    Savings accounts    220,824     458     0.83      225,574     722    1.28
    Certificates of
     deposit            511,739   2,888     2.26      595,202   4,180    2.81
    Total interest-
     bearing deposits 1,259,157   4,407     1.40    1,311,884   6,238    1.90

    Borrowed funds      585,217   6,796     4.65      601,673   7,532    5.01
    Subordinated
     debentures          25,774     477     7.40           --      --      --
    Total interest-
     bearing
     liabilities      1,870,148  11,680     2.50    1,913,557  13,770    2.88
    Non-interest
     bearing
     deposits            79,049                        73,082
    Other liabilities    17,190                        61,766
     Total liabil-
      ities           1,966,387                     2,048,405
    Stockholders'
     equity             231,690                       214,060
    Total liabil-
     ities and
     stockholders'
     equity          $2,198,077                    $2,262,465
    Net interest
     income/interest
     rate spread                $14,883     2.53%             $15,011    2.43%
    Net interest-
     earning
     assets/net
     interest
     margin            $240,961             2.82%    $253,839            2.77%
    Ratio of interest-
     earning assets to
     interest-bearing
     liabilities           1.13X                         1.13X

     (1) Includes FHLB-NY stock.


    FINANCIAL SUMMARY
    (Dollars in thousands, except share data) (unaudited)

                                                       Three Months Ended
                                                            March 31,
                                                   2004                  2003
    Income Statement
    Net Interest Income                         $14,883               $15,011
    Provision for Loan Losses                        --                    --
    Non-interest Income                           1,886                 2,423
    Non-interest Expense                          7,500                 7,092
    Pre-tax Income                                9,269                10,342
    Income Tax Expense                            3,238                 3,494
    Net Income                                    6,031                 6,848
    Basic Earnings Per Share                      $0.23                 $0.26
    Diluted Earnings Per Share                    $0.22                 $0.24
    Dividends Declared Per Share                 $0.105                $0.105
    Dividend Payout Ratio                         49.21%                42.07%
    Interest Rate Spread                           2.53%                 2.43%
    Net Interest Margin                            2.82%                 2.77%

    Profitability
    Annualized Return on Average Assets            1.10%                 1.21%
    Annualized Return on Average Equity           10.41%                12.80%


    FINANCIAL SUMMARY (continued)
    (Dollars in thousands, except share data) (unaudited)

                                                       Three Months Ended
                                                            March 31,
                                                   2004                  2003
    Asset Quality
    Net Charge-Offs (Recoveries) ("NCO")             $2                    $2
    REO Expenses                                     --                    10
    Non Accrual Loans                               944                 1,125
    Loans 90+ and Still Accruing                    367                   294
    Non Performing Loans                          1,311                 1,419
    Non Performing Assets                        $1,311                $1,419

    Credit Quality
    Non Performing Loans/Loans                     0.11%                 0.12%
    Non Performing Assets/Assets                   0.06                  0.06
    Allowance/Non Performing Loans               973.76                904.02
    Allowance/Loans                                1.03                  1.04
    Allowance/Non Performing Assets              973.76%               904.02%

    Balance Sheet (Period End Balances)
    Investment Securities and FHLB stock       $121,382              $135,324
    Mortgage-backed Securities                  692,652               805,386
    Loans, net of unearned and deferred fees  1,235,628             1,227,957
    Allowance for Loan Losses                    12,766                12,828
    Assets                                    2,176,450             2,295,515
    Deposits                                  1,346,240             1,406,077
    Borrowings                                  550,457               621,623
    Stockholders' Equity                       $235,342              $204,959

    Total Shares Outstanding                 27,290,078            26,599,906
    Stated Book Value                             $8.62                 $7.71
    Tangible Book Value                           $8.49                 $7.54

SOURCE  First Sentinel Bancorp, Inc.
    -0-                             04/23/2004
    /CONTACT: Thomas M. Lyons, Executive Vice President and Chief Financial Officer of First Sentinel Bancorp, Inc., +1-732-726-9700, ext. 5542; or Investor Relations - Ann C. Clancy for First Sentinel Bancorp, Inc.,
+1-732-726-9700, ext. 5514/
    /Web site:  http://www.firstsentinelbancorp.com /
    (FSLA)